As filed with the Securities and Exchange Commission on July 28, 2022.

Registration No. 333-263553

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Shattuck Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	81-2575858
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 W. 5th Street, Suite 1200

Austin, TX 78701

(512) 900-4690

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Taylor Schreiber, M.D., Ph.D.

Chief Executive Officer

Shattuck Labs, Inc.

500 W. 5th Street, Suite 1200

Austin, TX 78701

(512) 900-4690

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan A. Murr Branden C. Berns Gibson, Dunn & Crutcher LLP 555 Mission Street San Francisco, CA 94105-0921 (415) 393-8373	Erin Ator Thomson General Counsel Shattuck Labs, Inc. 500 W. 5th Street, Suite 1200 Austin, TX 78701 (512) 900-4690

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Shattuck Labs, Inc. (“Shattuck”) is filing this Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-263553) as an exhibits-only filing to file Exhibit 23.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, including the signature page and the exhibit index, and the filed Exhibit 23.1. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.	Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1+	Amended and Restated Certificate of Incorporation of Shattuck Labs, Inc. (incorporated by reference from Exhibit 3.1 to Shattuck’s Current Report on Form 8-K filed on October 14, 2020 (Commission File No. 001-39593)).

3.2+	Amended and Restated Bylaws of Shattuck Labs, Inc. (incorporated by reference from Exhibit 3.2 to Shattuck’s Current Report on Form 8-K filed on October 14, 2020 (Commission File No. 001-39593)).

4.1+	Form of common stock certificate of Shattuck (incorporated by reference from Exhibit 4.1 of Shattuck’s Amendment No. 2 to Registration Statement on Form S-1 filed on October 8, 2020 (Commission File No. 333-248918)).

4.2+	Second Amended and Restated Investors’ Rights Agreement, dated as of June 12, 2020, by and among Shattuck Labs, Inc. and certain of its stockholders (incorporated by reference from Exhibit 4.2 of Shattuck’s Amendment No. 2 to Registration Statement on Form S-1 filed on October 8, 2020 (Commission File No. 333-248918)).

4.3+	Form of Debt Indenture (incorporated by reference from Exhibit 4.3 of Shattuck’s Registration Statement on Form S-3 filed on March 15, 2022 (Commission File No. 333-263553)).

4.4*	Form of Debt Securities.

4.5*	Form of Warrant Agreement and Warrant Certificate.

4.6*	Form of Unit Agreement and Unit Certificate.

5.1+	Opinion of Gibson, Dunn & Crutcher LLP (incorporated by reference from Exhibit 5.1 of Shattuck’s Registration Statement on Form S-3 filed on March 15, 2022 (Commission File No. 333-263553)).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2+	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).

24.1+	Power of Attorney (incorporated by reference from Exhibit 24.1 of Shattuck’s Registration Statement on Form S-3 filed on March 15, 2022 (Commission File No. 333-263553)).

25.1**	Statement of Eligibility of Trustee under the Indenture.

107+	Filing Fee Table (incorporated by reference from Exhibit 107 of Shattuck’s Registration Statement on Form S-3 filed on March 15, 2022 (Commission File No. 333-263553)).

*

To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.
+	Filed previously.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on July 28, 2022.

Shattuck Labs, Inc.

By:	/s/ Dr. Taylor Schreiber
Dr. Taylor Schreiber
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Dr. Taylor Schreiber	Director, Chief Executive Officer (principal executive officer)	July 28, 2022
Dr. Taylor Schreiber

/s/ Andrew R. Neill	Chief Financial Officer (principal financial and accounting officer)	July 28, 2022
Andrew R. Neill

*	Chairman of the Board	July 28, 2022
Dr. George Golumbeski

*	Director	July 28, 2022
Helen M. Boudreau

*	Director	July 28, 2022
Dr. Neil Gibson

*	Director	July 28, 2022
Dr. Carrie Brownstein

*	Director	July 28, 2022
Michael Lee

*	Director	July 28, 2022
Tyler Brous

*By:	/s/ Dr. Taylor Schreiber
Dr. Taylor Schreiber
Attorney-in-fact